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Exhibit 4.5

SUBURBAN WATER SYSTEMS

BOND PURCHASE AGREEMENT

DATED AS OF OCTOBER 19, 2004

$15,000,000

FIRST MORTGAGE BONDS, SERIES D 5.64%, DUE OCTOBER 1, 2024

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Annex 1	—	Information as to Purchaser
Annex 2	—	Payment Instructions at Closing
Annex 3	—	Information as to Company
Annex 4	—	Litigation
Exhibit A	—	First Mortgage Bond, Series D 5.64%, due October 1, 2024
Exhibit B1	—	Company Counsel's Closing Opinion
Exhibit B2	—	Company PUC Counsel's Closing Opinion
Exhibit B3	—	Trustee Counsel's Closing Opinion
Exhibit B4	—	Purchaser Counsel's Closing Opinion
Exhibit C1	—	Form of Officers' Certificate of the Company
Exhibit C2	—	Form of Officers' Certificate of the Parent
Exhibit D1	—	Form of Secretary's Certificate of the Company
Exhibit D2	—	Form of Secretary's Certificate of the Parent
Exhibit E	—	Form of Fourth Supplemental Indenture

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SUBURBAN WATER SYSTEMS
ONE WILSHIRE BUILDING
624 S. GRAND AVENUE
LOS ANGELES, CALIFORNIA 90017

BOND PURCHASE AGREEMENT

$15,000,000
First Mortgage Bonds, Series D 5.64%, due October 1, 2024

        As of October 19, 2004

TO THE PURCHASER LISTED IN THE ATTACHED
        ANNEX 1

Ladies and Gentlemen:

        Suburban Water Systems, a California corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.    PURCHASE AND SALE OF BONDS.

        Section 1.1.    Issue of Bonds.    The Company has authorized the issue of Fifteen Million Dollars ($15,000,000) in aggregate principal amount of its First Mortgage Bonds, Series D 5.64%, due October 1, 2024 (herein called the "Bonds"). The Bonds will be issued under and pursuant to the Fourth Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated October 1, 1986 (the "Fourth Supplemental Indenture"), dated as of October 19, 2004, between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The Fourth Supplemental Indenture modifies and amends that certain Indenture of Mortgage and Deed of Trust dated October 1, 1986 (the "Original Indenture") between the Company and Security Pacific National Bank, a national banking association, predecessor to Bank of America NT & SA, predecessor to U.S. Bank Trust National Association (originally named First Trust of California, National Association), predecessor to the Trustee. The Original Indenture was amended by (i) the First Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated October 1, 1986 (the "First Supplemental Indenture"), dated as of February 7, 1990, (ii) the Second Amendment and Supplement to Indenture of Mortgage and Deed of Trust dated October 1, 1986 (the "Second Supplemental Indenture"), dated as of January 24, 1992, (iii) the Third Amendment and Supplement to Indenture of Mortgage and Deed of Trust dated October 1, 1986 (the "Third Supplemental Indenture") dated as of October 9, 1996 and (iv) the Fourth Supplemental Indenture (the Original Indenture as so amended and as may be further amended from time to time, being the "Indenture"). The Bonds will be secured pursuant to and entitled to all of the benefits of the Indenture. Certain capitalized terms used in this Agreement are defined in Section 5.1 of this Agreement; references to a "Schedule," "Annex" or "Exhibit" are, unless otherwise specified, to a Schedule, Annex or Exhibit attached to this Agreement.

        Each Bond:

          (a)   will be in the amount of One Thousand Dollars ($1,000) or an integral multiple thereof;

          (b)   will bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of the Bond at the rate of five and sixty-four hundredths percent (5.64%) per annum, payable semiannually on the first (1st) day of each April and October in each year commencing on the first Interest Payment Date next succeeding the date of such Bond until the principal amount thereof will be due and payable; provided that interest on any overdue principal, overdue Redemption Price and (to the extent permitted by applicable law) overdue interest, shall accrue at a rate equal to the lesser of (i) the highest rate allowed by applicable law or (ii) six and sixty-four hundredths percent (6.64%) per annum;

          (c)   will mature on October 1, 2024; and

          (d)   will be in the form of Bond set forth in Exhibit A to this Agreement.

        Section 1.2.    The Closing.

        (a)    Purchase and Sale of Bonds.    The Company hereby agrees to sell to you and, subject to the terms and conditions set forth herein, you hereby agree to purchase from the Company, in accordance with the provisions of this Agreement, Bonds in the principal amount specified opposite your name on Annex I hereto, at a purchase price of one hundred percent (100%) of the principal amount thereof.

        (b)    The Closing.    The closing (the "Closing") of the purchase and sale of the Bonds to be purchased by you will be held at 11:00 a.m., Chicago time, on October 20, 2004 (the "Closing Date") at the office of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 or on such other Business Day thereafter on or prior to October 22, 2004 as may be agreed upon by the Company and you. At the Closing, the Company will deliver to you one or more Bonds (as set forth opposite your name on Annex 1 to this Agreement), in the aggregate principal amount of your purchase, dated the Closing Date and payable to you or payable as indicated on Annex 1 to this Agreement, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2 to this Agreement. If at the Closing the Company shall fail to tender such Bonds to you as provided above in this Section 1.2, or any of the conditions specified in Section 3 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

        Section 1.3.    Certain Purchaser Representations.

        (a)    Purchase for Investment.    You represent that you are purchasing the Bonds for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds.

        (b)   You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Bonds to be purchased by you hereunder:

            (i)  if you are an insurance company, the Source is an "insurance company general account" (as the term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

           (ii)  the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (iii)  the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (iv)  the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (iv); or

           (v)  the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (A) the identity of such INHAM and (B) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (v); or

          (vi)  the Source is a governmental plan; or

         (vii)  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (vii); or

        (viii)  the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 1.3(b), the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 2.    WARRANTIES AND REPRESENTATIONS.

        To induce you to enter into this Agreement and to purchase the Bonds listed on Annex 1 to this Agreement opposite your name, the Parent (solely with respect to the representations and warranties set forth in Section 2.4(a), Section 2.5, Section 2.12(a) and Section 2.12(b) and, insofar as such representations and warranties relate to the Parent, Section 2.10 and Section 2.15) and the Company (with respect to all representations and warranties other than those set forth in Section 2.4(a) and, insofar as such representations and warranties relate to the Parent, Section 2.10, Section 2.12(a), Section 2.12(b) and Section 2.15) warrant and represent to you as of the Closing Date as follows:

        Section 2.1.    Subsidiary.    Part I of Annex 3 to this Agreement states:

          (a)   with respect to the Subsidiary of the Company, its name, jurisdiction of incorporation and the percentage of shares of each class of capital stock owned by the Company;

          (b)   the name of each of the Company's Affiliates (other than Subsidiaries) and the nature of the affiliation; and

          (c)   the Company's directors and executive officers.

        The Company has good title to all of the shares it purports to own of the stock of its Subsidiaries, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

        Section 2.2.    Corporate Organization and Authority.    Each of the Company and the Subsidiary:

          (a)   is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and

          (b)   has all requisite corporate power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted.

        Section 2.3.    Indebtedness.    Part II of Annex 3 to this Agreement correctly lists all outstanding indebtedness for borrowed money of the Company and the Subsidiary immediately prior to the Closing Date and after giving effect to the proposed use of the proceeds of the Bonds.

        Section 2.4.    Financial Statements; Material Adverse Change.

          (a)    Financial Statements—Parent.    Copies have been delivered to you in the Placement Memorandum of the financial statements of the Parent and its Subsidiaries (i) in the Parent's Annual Report on Form 10-K for the year ended December 31, 2003 and (ii) in the Parent's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2004. All of said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly in all material respects the consolidated financial position of the Parent and its consolidated subsidiaries as of such dates and the results of their operations for such periods (subject, in the case of any interim financial statements, to normal year-end adjustments). All such consolidated financial statements include the accounts of the Company and the Subsidiary.

          (b)    Financial Statements—Company.    Copies have been delivered to you in the Placement Memorandum of (i) the audited financial statements of the Company for the year ended December 31, 2003 and (ii) the unaudited financial statements of the Company for the six months ended June 30, 2004. All of said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly in all material respects the consolidated financial position of the Company and the Subsidiary as of such dates and the results of their operations for such periods (subject, in the case of any interim financial statements, to normal year-end adjustments).

          (c)    Material Adverse Change.    Since December 31, 2003, there has been no change in the business, Properties or condition (financial or otherwise) of the Company or the Subsidiary except:

              (i)  as disclosed to you in the Placement Memorandum or otherwise disclosed to you in this Agreement; and

             (ii)  for other changes in the ordinary course of business that, in the aggregate, have not had a Material Adverse Effect.

        Section 2.5.    Business, Property and Full Disclosure.    The Confidential Private Placement Memorandum dated September 2004 prepared by A.G. Edwards & Sons and the documents included therein (collectively the "Placement Memorandum") fairly describe, in all material respects, the general nature of the business and the Properties of the Company. The financial statements referred to in

Sections 2.4(a) and 2.4(b) do not, nor does this Agreement or the Placement Memorandum, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein in light of the circumstances under which they are made, not misleading.

        Section 2.6.    Pending Litigation.    Except as disclosed on Annex 4 hereto, there are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as has been disclosed in the Placement Memorandum or on Annex 4 hereto, no proceedings with respect to the condemnation of any Property of the Company or the Subsidiary are pending or, to the best knowledge of the Company, contemplated by any Governmental Authority to which the Property of the Company or the Subsidiary is subject. Neither the Company nor the Subsidiary is in default with respect to any order of any court, Governmental Authority or arbitration board or tribunal.

        Section 2.7.    Title to Properties.    The Company and the Subsidiary have, and at the time of the Closing will have, good and marketable title to all of the fee interests in real Property, and good title to all of the other interests in Property, it purports to own, that individually or in the aggregate are Material, including Property reflected in the most recent balance sheet referred to in Section 2.4(b) of this Agreement and Property described in the Indenture as being subject to the Lien thereof, subject only to the Lien of the Indenture and other Permitted Encumbrances. Without limiting the generality of the foregoing, the Company and each of its Subsidiaries has, as of the Closing Date, all water, water rights, rights to purchase water, water systems, water works, plants, pumps, tanks, pipes, strainers, fittings, valves, reservoirs, supplies and implements it purports to own, that individually or in the aggregate are Material, including but not limited to the water stock more particularly described in Exhibit B to the Indenture and the stock of the Subsidiary described in Part I of Annex 3 to this Agreement, in each case owned by the Company subject only to the Lien of the Indenture and Permitted Encumbrances and without limitation as to time within which any such rights may be exercised or such stock may be held. There are no Liens upon or other defects (including, without limitation, defects of the type which would be disclosed by a survey) in or to any of the real Property of the Company, or the title or interest of the Company in or to such real Property, which, individually or in the aggregate, would have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

        Section 2.8.    Patents, Trademarks, Licenses, Etc.    The Company and the Subsidiary own or possess, and upon completion of the Closing will own or possess, all of the franchises (including, without limitation, franchises granted by the PUC), patents, trademarks, service marks, trade names, copyrights, licenses and rights (including, without limitation, rights to produce and purchase water) necessary for the conduct of its business, without any known and material conflict with the rights of others, and all such franchises, patents, trademarks, service marks, trade names, copyrights, licenses and rights are valid and subsisting. To the Company's knowledge, no event has occurred which (a) permits, or after notice or lapse of time or both would permit, revocation or termination of any such license or franchise or (b) materially adversely affects any of the rights of the Company or the Subsidiary thereunder.

        Section 2.9.    Authorization, Execution, Delivery and Enforceability.

          (a)    Transactions are Legal and Authorized.    The consummation by the Company of each of the Transactions:

              (i)  is within the corporate powers of the Company;

             (ii)  will not conflict with, result in any breach in any provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or the

    Subsidiary under the provisions of any charter instrument or bylaw to which it or any of its Properties may be bound;

            (iii)  will not conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or the Subsidiary;

            (iv)  will not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or the Subsidiary; or

             (v)  will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or the Subsidiary under the provisions of, any agreement or instrument (other than its charter instrument or bylaw) to which it is a party or by which it or any of its Property may be bound, which could either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b)    Obligations are Enforceable.    Each of this Agreement, the Fourth Supplemental Indenture and the Bonds has been duty authorized by all necessary corporate action on the part of the Company and has been executed and delivered by duly authorized officers of the Company. Each of this Agreement, the Indenture and the Bonds constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability of this Agreement, the Indenture and the Bonds may be:

              (i)  limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

             (ii)  subject to the availability of equitable remedies.

        Section 2.10.    No Defaults.    To the knowledge of the Company and the Parent, no event has occurred and no condition exists which, upon the execution of this Agreement and the Fourth Supplemental Indenture and the issuance of the Bonds, would constitute a Default or an Event of Default. To the knowledge of the Company and the Parent, none of the Company, the Parent or the Subsidiary is in violation in any respect of any term of any charter instrument or bylaw and none of the Company, the Parent or the Subsidiary is in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound. To the knowledge of the Company and the Parent, no event has occurred or condition exists such that, but for the waiver by any Person (other than the Company, the Parent or the Subsidiary) of any term or provision in any agreement or other instrument to which the Company, the Parent or the Subsidiary is a party or by which it or any of its Property may be bound, the Company, the Parent or the Subsidiary would be in violation in any material respect of any of its obligations under such agreement or instrument.

        Section 2.11.    Governmental Consent.    As of the Closing, all consents, approvals, orders and authorizations required of or by any Governmental Authority, including, without limitation, the PUC, for the Company to consummate the Transactions will have been duly obtained, all related filings, registrations and qualifications will have been duly made, and no appeal from any such consent, approval, order or authorization of or by any Governmental Authority will be pending, including, without limitation, any such consent, approval, order or authorization of the PUC.

        Section 2.12.    Taxes.

          (a)    Returns Filed; Taxes Paid.    All tax returns required to be filed by or on behalf of the Parent, the Company or the Subsidiary, and any other Person with which the Parent, the Company or the Subsidiary files or has filed a consolidated return, in any jurisdiction have in fact been filed on a timely basis, and to the knowledge of the Company and the Parent, all taxes, assessments, fees and other governmental charges upon the Parent, the Company or the Subsidiary, or upon any of their respective Properties, income or franchises, which are due and payable have been paid or will be paid prior to delinquency. Neither the Parent, the Company nor the Subsidiary knows of any proposed additional tax assessment against it or any such Person. To the knowledge of the Parent and the Company, there exists no controversy with any Governmental Authority with respect to the amount of any tax payable by the Parent, the Company or the Subsidiary to such Governmental Authority.

          (b)    Book Provisions Adequate.    The provisions for taxes (including, without limitation, any payment or payments owing from each of the Parent, the Company and the Subsidiary to any other Person pursuant to any tax sharing agreement among such Persons) on the books of the Company and the Subsidiary are adequate for all open years and for its current fiscal period. The amount of the liability for all taxes reflected in the consolidated balance sheet of the Parent, the Company and the Subsidiary as of December 31, 2003 is an adequate provision for such taxes (including, without limitation, any payment due pursuant to any such tax sharing agreement) as may be payable by the Parent, the Company and the Subsidiary for the fiscal years 1999 through 2003, inclusive, with respect to federal income taxes, and the fiscal years 1999 through 2003, inclusive, with respect to California franchise taxes, in each case, the only fiscal years not closed by the statute of limitations or by the completion of an audit.

        Section 2.13.    Use of Proceeds.    The Company will apply the proceeds from the sale of the Bonds solely to refinance a portion of the Company's First Mortgage Bonds, Series A, and for general corporate purposes. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the sale of the Bonds) violates, will violate or will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor the Subsidiary owns, or with the proceeds of the sale of the Bonds intends to own, carry or purchase any "margin security" within the meaning of said Regulations T, U and X, including "margin securities" originally issued by the Company or the Subsidiary. This Agreement and the Bonds will not be secured by any "margin security," and no Bonds are being sold on the basis of any such collateral. None of the proceeds from the sale of the Bonds will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

        Section 2.14.    Foreign Assets Control Regulations, Etc.    Neither the sale of the Bonds by the Company hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor the Subsidiary (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person. The Company and the Subsidiary are in compliance, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

        Section 2.15.    Status under Certain Statutes.    Neither the Parent, the Company nor any of their Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        Section 2.16.    Private Offering.    Neither the Company nor anyone acting on its behalf has offered any of the Bonds or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than you and not more than seven (7) other Institutional Investors, each of whom was offered all or a portion of the Bonds at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Bonds or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the offering, issuance or sale of the Bonds within the registration provisions of Section 5 of the Securities Act.

        Section 2.17.    Compliance with Law.    To the knowledge of the Company, neither the Company nor the Subsidiary:

          (a)   is in material violation of any law, ordinance, governmental rule, regulation, order or judgment of any court or other Governmental Authority or award of any arbitrator to which it is subject; or

          (b)   has failed to obtain any material license, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which violation or failure to obtain might, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 2.18.    Restrictions on Company and the Subsidiary.    Neither the Company nor the Subsidiary:

          (a)   is a party to any contract or agreement (other than the Indenture) which restricts the right or ability of such corporation to incur debt; or

          (b)   has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Indenture.

        Section 2.19.    Compliance with ERISA.    (a) The Company and its Parent and each of its Subsidiaries have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or, to the knowledge of the Company, exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b)   Neither the Company, nor any ERISA Affiliate is a party to, participates in, maintains, contributes to, or has any liability or contingent liability with respect to an employee benefit plan, which is subject to Title IV of ERISA. Neither the Company, nor its Subsidiary has any expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106).

          (c)   The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 2.19(c) is made in reliance upon and subject to the accuracy of your representation in Section 1.3(b) as to the sources of the funds used to pay the purchase price of the Bonds to be purchased by you.

        Section 2.20.    Environmental Compliance.    Except as set forth in Part IV of Annex 3 hereto:

          (a)   Compliance—to the knowledge of the Company, each of the Company and the Subsidiary is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business, except such failures so to comply that would not, in the aggregate, be reasonably expected to have a Material Adverse Effect;

          (b)   Liability—to the knowledge of the Company, neither the Company nor the Subsidiary is subject to any liability under any Environmental Protection Laws that, in the aggregate, could be reasonably expected to have a Material Adverse Effect; and

          (c)   Notices—neither the Company nor the Subsidiary has received any:

              (i)  written notice from any Governmental Authority by which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a Hazardous Substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law;

             (ii)  written notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to any of its owned or leased real Properties; or

              (iii)  summons, citation, notice, directive, letter, or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission by the Company or the Subsidiary in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Substance into the environment resulting in any material violation of any Environmental Protection Law;

in the case of clauses (ii) and (iii) above, where the effect of which could be reasonably expected to have a Material Adverse Effect.

SECTION 3.    CLOSING CONDITIONS.

        Your obligation to purchase and pay for the Bonds to be delivered to you at the Closing will be subject to the following conditions precedent:

          Section 3.1.    Opinions of Counsel.    You will have received from:

            (a)   Latham & Watkins, LLP, special counsel for the Company;

            (b)   Steefel, Levitt & Weiss, PUC counsel for the Company;

            (c)   Dorsey & Whitney LLP, counsel for the Trustee, and

            (d)   Chapman and Cutler LLP, your special counsel,

  closing opinions, each dated as of the Closing Date as set forth in Exhibits B1, B2, B3 and B4 to this Agreement.

          Section 3.2.    Warranties and Representations True; No Prohibited Action.

            (a)    Warranties and Representations True.    The warranties and representations of the Company and the Parent contained in Section 2 of this Agreement will be true when made and at the time of Closing.

            (b)    No Prohibited Action.    Neither the Parent, the Company nor the Subsidiary shall have taken any action or permitted any condition to exist which would constitute a Default or an Event of Default.

          Section 3.3.    Compliance with this Agreement.    The Company will have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or at the Closing.

          Section 3.4.    Officers' Certificates.    You will have received:

            (a)   a certificate dated the Closing Date and signed by (i) the President or a Vice President and (ii) the Chief Financial Officer of the Company, substantially in the form of Exhibit C1 to this Agreement with respect to the matters therein set forth;

            (b)   a certificate dated the Closing Date and signed by (i) the President or a Vice President and (ii) the Chief Financial Officer of the Parent, substantially in the form of Exhibit C2 to this Agreement with respect to the matters therein set forth;

            (c)   a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D1 to this Agreement, with respect to the matters therein set forth; and

            (d)   a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Parent, substantially in the form of Exhibit D2 to this Agreement, with respect to the matters therein set forth.

          Section 3.5.    Purchase Permitted By Applicable Law, Etc.    On the date of the Closing your purchase of Bonds shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

          Section 3.6.    Regulatory Approvals.    The issue and sale of the Bonds shall have been duly authorized by order of the California Public Utilities Commission (the "PUC"), such order shall be in full force and effect at the time of the Closing and all appeal periods applicable to such order shall have expired.

          Section 3.7.    Fourth Supplemental Indenture.    The Company and the Trustee shall have executed and delivered the Fourth Supplemental Indenture substantially in the form of Exhibit E to this Agreement, and you shall have received an executed original counterpart of such Fourth Supplemental Indenture.

          Section 3.8.    Filing and Recordation.    The Indenture, the Fourth Supplemental Indenture and all financing statements (including any financing statements required to be filed under the provisions of the California Uniform Commercial Code) shall have been duly recorded and filed in such manner and in such place as is required by law to establish, preserve and protect the Lien on all collateral specifically or generally described in the Indenture as subject to such Lien and under the laws enforced, and it will not be necessary to rerecord any such documents.

          Section 3.9.    Title Insurance.    That certain policy of title insurance, dated as of November 18, 1986, from Chicago Title Insurance Company (successor to Ticor Title Insurance Company) insuring the Trustee and the holders of the Series A Bonds against loss or damage to the extent of $15,000,000 plus costs as permitted by the policy by reason of any defect in the Lien of the Indenture on the Property (other than Excepted Property) described therein or by reason of the title to such Property being other than as shown in such policy, shall be in full force and effect. The Trustee shall have received endorsements to such policy, or commitments to issue the same, in each case satisfactory to you, sufficient to extend the coverage of such policy to any additional Property being added to the Lien of the Indenture by virtue of the Fourth Supplemental Indenture and to extend such insurance to the Trustee and the holders of the Bonds and the Series A Bonds, Series B Bonds and the Series C Bonds to the extent of $34,300,000 plus costs as permitted by the policy. You shall have received copies of such policy of title insurance and such endorsements or commitments to issue such endorsements.

          Section 3.10.    Indenture Conditions.    All conditions precedent set forth in the Indenture with respect to consummation of any of the Transactions shall have been satisfied. Without limiting the generality of the foregoing, the Company's Bondable Capacity and Net Earnings for Interest shall be sufficient to permit the issuance of the Bonds.

          Section 3.11.    Payment of Special Counsel Fees.    Without limiting the provisions of Section 6.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

          Section 3.12.    Private Placement Number.    A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Bonds.

          Section 3.13.    Proceedings Satisfactory.    All proceedings taken in connection with the sale of the Bonds and all documents and papers relating thereto will be reasonably satisfactory to you. You will have received copies of such documents and papers as you may reasonably request in connection therewith (including, without limitation, copies of all certificates delivered to the Trustee in connection with the consummation of the Transactions), all in form and substance reasonably satisfactory to you; provided, however, that you agree that all documents the forms of which are annexed hereto as exhibits shall be in form and substance reasonably satisfactory to you if duly authorized, executed and delivered in the respective forms set forth in such exhibits.

SECTION 4.    AGREEMENTS OF THE COMPANY.

        Section 4.1.    Financial and Business Information.    The Company will deliver to each holder of the Outstanding Bonds that is an Institutional Investor:

          (a)   Quarterly Statements—as soon as practicable after the end of each fiscal quarter of each fiscal year of the Company (other than the last fiscal quarter of each fiscal year), and in any event within sixty (60) days thereafter, duplicate copies of:

              (i)  a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter; and

             (ii)  consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter;

  setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as being complete and correct, and as having been prepared in conformity with generally accepted accounting principles, subject to changes resulting from year-end adjustments, by the Chief Financial Officer or Treasurer of the Company;

          (b)   Annual Statements—as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, commencing with the Company's 2004 fiscal year, duplicate copies of:

              (i)  a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year; and

             (ii)  consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year;

  setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of KPMG LLP or other independent certified public accountants of recognized national standing or recognized regional standing selected by the Company, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows in conformity with generally accepted accounting principles, that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and that such audit provides a reasonable basis for such opinion in the circumstances;

          (c)   Audit Reports—promptly upon receipt thereof, one copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (d)   SEC and Other Reports of the Company and the Parent—promptly upon their becoming publicly available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication in respect thereof filed by the Company or the Parent with, or received by it in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency, and one copy of each financial statement, report, notice or proxy statement sent by the Parent to its stockholders generally;

          (e)   ERISA—promptly upon becoming aware of the occurrence of:

              (i)  any material "reportable event" (as such term is defined in Section 4043 of ERISA) with respect to which the reporting requirement has not been waived; or

             (ii)  any material transaction prohibited by Section 406 of ERISA or any nonexempt "prohibited transaction" (as such term is defined in Section 4975 of the IRC);

  in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action, if any, the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto;

          (f)    ERISA Waivers—prompt written notice of and a description of any request pursuant to Section 303 of ERISA or Section 412 of the IRC for, or notice of the granting pursuant to said Section 303 or Section 412 of, a waiver in respect of all or part of the minimum funding standard set forth in ERISA or the IRC, as the case may be, of any Pension Plan, and, in connection with the granting of any such waiver, the amount of any "waived funding deficiency" (as such term is defined in said Section 303 or said Section 412) and the terms of such waiver; provided, however,that no such notice need be given if the amount of any waived funding deficiency shall not be material in the context of the business, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole;

          (g)   Other ERISA Notices—prompt written notice of and, where applicable, a description of:

              (i)  any notice from the PBGC in respect of the commencement of any proceedings pursuant to Section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan;

             (ii)  any distress termination notice delivered to the PBGC under Section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof;

            (iii)  the placement of any Multiemployer Plan in reorganization status under Title IV of ERISA;

            (iv)  any Multiemployer Plan becoming "insolvent" (as such term is defined in Section 4245 of ERISA);

             (v)  the complete or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; and

            (vi)  the withdrawal of the Company or any ERISA Affiliate from any Pension Plan with respect to which it is a "substantial employer" as defined in ERISA and the withdrawal liability under Section 4063 of ERISA incurred in connection therewith;

          (h)   Notice of Default or Event of Default—immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (i)    Notice of Claimed Default—immediately upon becoming aware that the holder of any Bond or of any evidence of indebtedness or other Security of the Company or any Subsidiary has given notice or taken any other action with respect to a claimed Event of Default or default under such Bond, evidence of indebtedness or Security, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Event of Default or default and what action the Company is taking or proposes to take with respect thereto;

          (j)    Notices from Governmental Authority—promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (k)   Information Required By Indenture—all information, notices, certificates and opinions required by the terms of the Indenture to be delivered to the holders of the Bonds; and

          (l)    Requested Information—with reasonable promptness, such other data and information reasonably available to the Company as from time to time may be reasonably requested. Without limiting the generality of the foregoing, the Company will deliver to you or any successor or transferee the information required by 17 C.F.R. §230.144A in connection with any transfer or proposed transfer of Bonds by you or any successor or transferee pursuant thereto.

        Section 4.2.    Officers' Certificates.    Each set of financial statements delivered to any Institutional Investor of the Bonds pursuant to Section 4.1(a) or Section 4.1(b) of this Agreement will be accompanied by a certificate of the President or a Vice President and the Chief Financial Officer of the Company setting forth:

          (a)   Covenant Compliance—the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Article VI of the Indenture during the period covered by the income statement then being furnished; and

          (b)   Event of Default—a statement that the signers have reviewed the relevant terms of this Agreement and the Indenture and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

        Section 4.3.    Accountants' Certificates.    Each set of annual financial statements delivered pursuant to Section 4.1(b) will be accompanied by a certificate of the accountants who certify the financial statements of the Company, stating that they have reviewed Sections 6.01, 6.03, 6.06, 6.10 and 6.14 of the Indenture and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default (whether or not as a result of failure by the Company to comply with any of Sections 6.01, 6.03, 6.06, 6.10 or 6.14 of the Indenture), and, if any such condition or event then exists, specifying the nature and period of existence thereof.

        Section 4.4.    Inspection.    The Company will permit any of your representatives, while you or your nominee holds any Bond, or the representatives of any other Institutional Investor of the Bonds, at your or such holder's expense (except during the continuance of any Default or Event of Default, in which case, at the Company's expense), upon reasonable prior notice to the Company, to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

        Section 4.5.    Report to NAIC.    Concurrently with the delivery to you of each annual statement required by Section 4.1(b) hereof, the Company will deliver a copy thereof to: Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, New York, New York 10007.

        Section 4.6.    Hazardous Substances Indemnification.    The Company shall indemnify, defend and hold you harmless from and against any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge or disposal of any Hazardous Substances in or about the Property of the Company, the Parent or any of their Subsidiaries. This indemnification provision shall apply whether the Hazardous Substances are in, on, under or about the Property or operations of the Company, the Parent or any of their Subsidiaries. The foregoing indemnification includes but is not limited to reasonable attorneys' fees (including the allocated cost of in-house counsel and staff). The foregoing indemnification extends to you, your parent, your subsidiaries and all of your or their directors, officers, employees, agents, successors, attorneys and assigns. This indemnification provision shall survive repayment of the Company's obligations under the Bonds, and payment shall not be a condition precedent to recovery upon the foregoing indemnification provisions.

        In the event that you receive a claim, demand or action for which you believe that indemnification will or may be required pursuant to this Section, you agree to so notify the Company in writing promptly (and in any event within twenty (20) days after your receipt of such claim, and/or action). Upon receipt of such notice from you, the Company shall have the right to defend such claim, demand or action by legal counsel selected by the insurance carrier for the Company, or selected by the Company and reasonably satisfactory to you. Such right shall be exercised by written notice to you given within twenty (20) days after the Company's receipt of your notice.

        If the Company elects to undertake your defense, and so long as the Company continues such defense, you agree that:

          (a)   you shall not admit any liability or enter into any settlement of any such claim or action without, in any such case, the prior written consent of the Company, which shall not be unreasonably withheld or delayed;

          (b)   you shall be entitled to retain separate legal counsel as you select. However, the Company shall not be obligated to reimburse you for any costs or fees of such separate counsel (including in-house counsel or staff); and

          (c)   you shall cooperate as reasonably requested by the Company in the defense and settlement of any such claim or action; provided, however, that you need not be required to incur or sustain any out-of-pocket costs.

If, however, the Company fails to undertake your defense within the time or in the manner herein provided or thereafter abandons such defense or fails to diligently prosecute the same, you shall thereafter be entitled to all benefits of the foregoing indemnification provision, including the right to defend or settle any such claim or action upon such terms as you shall select and to recover from the Company all amounts expended by you to pay any judgment, award or settlement and all costs and fees incurred by you in such defense, settlement or both.

SECTION 5    Interpretation of this Agreement.

        Section 5.1.    Terms Defined.    As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section of this Agreement or the Indenture following such term:

          "Affiliate" means, at any time, and with respect to any Person, (1) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "Bond Purchase Agreement"—this Agreement.

          "Bondable Capacity"—Section 4.02A of the Indenture.

          "Bonds"—Section 1.1 of this Agreement.

          "Business Day"—a day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed (other than a general bank holiday or moratorium, in either case of longer than 4 calendar days).

          "Closing"—Section 1.2 of this Agreement.

          "Closing Date"—Section 1.2 of this Agreement.

          "Collateral"—all of that Property subject to the Lien of the Indenture.

          "Company"—the introductory sentence of this Agreement.

          "Default"—Section 1.01 of the Indenture.

          "Environmental Protection Law"—means any federal, state, county, regional or local law, statute, or regulation (including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; (b) the Resource Conservation and Recovery Act of 1976; (c) the Superfund Amendments and Reauthorization Act of 1986; (d) the Federal Water Pollution Control Act; and (e) the Clean Water Act of 1977; in each case, as amended from time to time, and together with all rules and regulations promulgated in connection therewith) enacted by any Governmental Authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

          "ERISA"—means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate"—means any corporation or trade or business that

            (a)   is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company; or

            (b)   is under common control (within the meaning of Section 414(c) of the IRC) with the Company.

          "Event of Default"—Section 1.01 of the Indenture.

          "Excepted Property"—the "Excepted Property" exceptions to the granting clauses of the Indenture.

          "First Mortgage Bonds"—means and includes the Series A Bonds, the Series B Bonds, the Series C Bonds, the Bonds and each and every other bond, of whatever series, issued pursuant to the Indenture.

          "First Supplemental Indenture"—Section 1.1 of this Agreement.

          "Fourth Supplemental Indenture"—Section 1.1 of this Agreement.

          "Governmental Authority"—means and includes:

            (a)   the governments of:

                (i)  the United States of America and any State or other political subdivision thereof; or

               (ii)  any jurisdiction in which the Company or the Subsidiary conducts all or any part of its business;

            (b)   each public utilities commission or similar entity having regulatory authority over the Company or the Subsidiary; and

            (c)   any other entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government referred to in clauses (a) or (b) of this definition.

          "Hazardous Substances"—means and includes any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum-derived products).

          "Indenture"—Section 1.1 of this Agreement.

          "Interest Payment Date"—Section 1.01 of the Indenture.

          "Institutional Investor" means (a) any original purchaser of a Bond, (b) any holder of a Bond holding more than $1,000,000 of the aggregate principal amount of the Bonds then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "IRC"—means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

          "IRS"—means the Internal Revenue Service of the United States of America and any successor agency.

          "Lien"—any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this Agreement, the Company or any Subsidiary will be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and such retention or vesting will be deemed to be a Lien.

          "Make Whole Amount Definitions"—for the purposes of the optional redemption provision in the Bonds, the following definitions which appear in the Fourth Supplemental Indenture shall apply:

            (a)   "Make-Whole Amount" means, with respect to any Series D Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.

            (b)   "Called Principal" means, with respect to any Series D Bond, the principal of such Bond that is to be redeemed pursuant to Section 18.03 [Redemption] or has become or is declared to be immediately due and payable pursuant to Section 9.02 [Acceleration of Maturity; Recission and Annulment], as the context requires.

            (c)   "Discounted Value" means, with respect to the Called Principal of any Series D Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series D Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            (d)   "Reinvestment Yield" means, with respect to the Called Principal of any Series D Bond, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets Commodities News for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Life.

            (e)   "Remaining Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) from the Settlement Date to the maturity of the Series D Bonds.

            (f)    "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series D Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series D Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this provision.

            (g)   "Settlement Date" means, with respect to the Called Principal of any Series D Bond, the date on which such Called Principal is to be redeemed pursuant to Section 18.03 [Redemption] or Section 9.02 [Acceleration of Maturity; Recission and Annulment], as the context requires.

          "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Indenture and the Bonds, or (c) the validity or enforceability of this Agreement, the Indenture or the Bonds.

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Net Earnings for Interest"—Section 4.02A of the Indenture.

          "Outstanding"—Section 1.01 of the Indenture; provided, however, that for purposes of this Agreement only (and not the Indenture, except to the extent provided therein), First Mortgage Bonds held or owned by the Company, any Subsidiary or any Affiliate shall not be deemed to be Outstanding.

          "Parent"—Southwest Water Company, a Delaware corporation, which as of the Closing Date owns one hundred percent (100%) of the capital stock of the Company.

          "PBGC"—means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

          "Permitted Encumbrances"—Section 1.01 of the Indenture.

          "Pension Plan"—means, at any time, any "employee benefit plan" (as such term is defined in Section 3(2) of ERISA), subject to Title IV of ERISA, maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan.

          "Person"—an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Placement Memorandum"—Section 2.5 of this Agreement.

          "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or its Parent or any of its Subsidiaries or with respect to which the Company or its Parent or any of its Subsidiaries may have any liability.

          "Property"—any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "PUC"—the California Public Utilities Commission.

          "Purchaser"—means the Person listed as purchaser of the Bonds on Annex 1 hereto.

          "Redemption Price"—Section 1.01 of the Indenture.

          "Required Holders"—at any time means the holders of 66 2/3% or more in aggregate principal amount of Bonds Outstanding at such time.

          "Securities Act"—the Securities Act of 1933, as such act may be amended from time to time.

          "Security"—has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

          "Series A Bonds"—Section 3.01 of the Indenture.

          "Series B Bonds"—Section 3 of the Second Supplemental Indenture.

          "Series C Bonds"—Section 3 of the Third Supplemental Indenture.

          "Subsidiary" means as to any Person, any corporation, association or other business entity in which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person owns sufficient equity or voting interests to elect a majority of the directors (or Persons performing similar functions) of such entity. Unless the context otherwise requires any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "Third Supplemental Indenture"—Section 1.1 of this Agreement.

          "Transactions"—means and includes (a) the execution and delivery by the Company of the Bond Purchase Agreement and the Fourth Supplemental Indenture; (b) the execution, delivery, issue and sale of the Series D Bonds; and (c) performance by the Company of its obligations under the terms of the Series D Bonds, the Indenture and the Bond Purchase Agreement.

          "Trustee"—Section 1.1 of this Agreement.

        Section 5.2.    Accounting Principles.    All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. In determining accounting principles, the Company shall conform to generally accepted accounting principles at the time in effect, unless it is required to conform to any other order, rule or regulation of any Governmental Authority having jurisdiction over the Company.

        Section 5.3.    Directly or Indirectly.    Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

        Section 5.4.    Governing Law.    THIS AGREEMENT AND THE BONDS WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        Section 5.5.    Section Headings, Table of Contents and Construction.    The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part of this Agreement and will not affect the construction hereof. Each covenant contained in this Agreement will be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant will not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

SECTION 6.    EXPENSES, ETC.

        Section 6.1.    Transaction Expenses.    Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each other purchaser of the Bonds in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Indenture or the Bonds (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Indenture or the Bonds or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Indenture or the Bonds, or by reason of being a holder of any Bond, (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Bonds and (c) the reasonable costs and expenses incurred in connection with the initial filing of this Agreement, all related documents and financial information, all subsequent annual and interim filings of documents and financial information related hereto with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization succeeding to the authority thereof. The Company will pay, and will save you and each other holder of a Bond harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

        Section 6.2.    Survival.    The obligations of the Company under this Section 6 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement, the Indenture or the Bonds, and the termination of this Agreement.

SECTION 7.    HOME OFFICE PAYMENT.

        So long as you or your nominee shall be the holder of any Bond, and notwithstanding anything contained in the Indenture or in such Bond to the contrary, the Company will pay or cause to be paid all sums becoming due on such Bond for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Annex 1, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Bond or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or redemption in full of any Bond, you shall surrender such Bond for cancellation, reasonably promptly after any such request, to the Company at its office set forth below. The transfer of any Bond shall be made pursuant to the terms and conditions set forth in the Indenture for such transfer. The Company will afford the benefits of this Section 7 to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by you under this Agreement and that has made the same agreement relating to such Bond as you have made in this Section 7.

SECTION 8.    MISCELLANEOUS.

        Section 8.1.    Notices.

        (a)    Method; Address.    All communications under this Agreement or under the Bonds will be in writing, will be delivered (i) personally; (ii) by overnight courier; or (iii) sent by facsimile transmission, acknowledgment received, with a copy sent by first class mail; in each case, delivery or facsimile charges prepaid, and will be addressed:

            (i)  If to the Company:

      Suburban Water Systems
      One Wilshire Building
      624 S. Grand Avenue
      Los Angeles, California 90017
      Attention: Chief Financial Officer
      FAX: (213) 929-1888

or at such other address as the Company shall have furnished in writing to the Trustee and all holders of the Bonds at the time Outstanding:

           (ii)  if to any of the holders of the Bonds:

            (A)  if such holder is the Purchaser, at its address set forth on Annex 1 hereto, and further including any parties referred to on such Annex I that are required to receive notices in addition to such holder of the Bonds, or to any such party at such other address as such party may designate by notice duly given to the Company and to the Trustee in the manner provided in this Section 8.1 (which other address shall be entered in the Bond register); and

            (B)  If such holder is not the Purchaser, at its address set forth in the register for the registration and transfer of Bonds maintained pursuant to Section 11.02 of the Indenture, or to any such party at such other address as such party may designate by notice duly given in the manner provided in this Section 8.1 to the Company and to the Trustee (which other address shall be entered in such register).

        (b)    When Given.    Any communication under this Section 8.1 shall be deemed given only when actually received.

        Section 8.2.    Amendment and Waiver.

        (a)    Requirements.    This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of Section 1, Section 3 or this Section 8.2, or any definition relating thereto, shall be effective as to any holder of Bonds unless consented to by such holder in writing.

        (b)    Solicitation of Bondholders.

          (i)    Solicitation.    The Company shall not:

            (A)  solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Bonds; or

            (B)  solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of the Indenture, which proposed waiver or amendment would, pursuant to the terms of the Indenture, require the consent of any holder of a Bond;

    unless, in each case, each holder of the Bonds (irrespective of the amount of Bonds then owned by it) shall be informed thereof by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 8.2 or Article XIII of the Indenture shall be delivered by the Company to each holder of Outstanding Bonds forthwith following the date on which the same shall have been executed and delivered by all holders of Outstanding Bonds (if any) required to consent or agree to such waiver or consent.

          (ii)    Payment.    The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of First Mortgage Bonds as consideration for or as an inducement to the entering into by any holder of First Mortgage Bonds of any waiver or amendment of any of the terms and provisions hereof, of any other purchase agreement pursuant to which any other First Mortgage Bonds were sold, of any First Mortgage Bond or of the Indenture unless such remuneration is concurrently paid, such security is concurrently granted, or an offer is concurrently made on the same terms, ratably to the holders of all Bonds then Outstanding.

          (iii)    Scope of Consent.    Any consent made pursuant to this Section 8.2 by a holder of Bonds that has transferred or has agreed to transfer its Bonds to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

          (iv)    Other Offers to Repurchase.    The Company shall not and shall not permit any Affiliate to make any offer to repurchase, exchange for any other security or otherwise acquire for value any First Mortgage Bond (whether or not the acceptance of such offer is conditioned upon the giving by any holder of any First Mortgage Bond of any waiver or consent) unless such offer is concurrently made on the same terms, ratably, to the holders of all Bonds then Outstanding.

        The foregoing provisions of this Section 8.2(b) shall not prevent or preclude:

          (A)  payment by the Company of attorneys' fees and expenses (including, without limitation, the fees of counsel who are employees of a holder of First Mortgage Bonds, at the rate or rates, if any, not to exceed the rate or rates then customarily charged by such holder) or other out-of-pocket costs incurred by a holder of First Mortgage Bonds in connection with any such consent, waiver or amendment where such payment is required pursuant to a Purchase Agreement, any First Mortgage Bond or the Indenture;

          (B)  the issuance and sale by the Company of any series of First Mortgage Bonds with an interest rate, a prepayment premium, prepayment terms or other business or financial terms which are different from the business or financial terms of the Bonds, so long as such issuance and sale and all such terms are in compliance with all applicable provisions of the Indenture concerning issuance of additional series of First Mortgage Bonds;

          (C)  the redemption of any First Mortgage Bonds pursuant to their respective terms so long as such redemption is not conditioned upon the giving by any holder of any First Mortgage Bond of any waiver or consent; or

          (D)  the payment or giving by the Company of consideration to all holders of First Mortgage Bonds of any series in exchange for the waiver, elimination or reduction of a right contained only in the First Mortgage Bonds of such series, so long as the payment or giving of such consideration does not violate any provision of the Indenture, and so long as, immediately after giving effect to the payment of such consideration and such waiver, elimination or reduction, no Event of Default would exist;

nor shall any provision of this Section 8.2(b) entitle the holders of the Bonds to receive payments or other consideration equal or equivalent to the payments or other consideration made or given pursuant to clauses (A), (C) or (D), or to receive any right or benefit afforded to the holders of any other series of First Mortgage Bonds pursuant to clause (B) above, to which the holders of the Bonds would not otherwise be entitled.

        (c)    Binding Effect.    Except as provided in Section 8.2(b) hereof, any amendment or waiver consented to as provided in this Section 8.2 shall apply equally to all holders of Bonds and shall be binding upon them and upon each future holder of any Bond and upon the Company whether or not such Bond shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

        Section 8.3.    Reproduction of Documents.    This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed; (b) documents received by you at the closing of your purchase of the Bonds (except the Bonds themselves); and (c) financial statements, certificates and other information previously or hereafter furnished to you; may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction will be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction will likewise be admissible in evidence.

        Section 8.4.    Survival.    All warranties, representations, certifications and covenants made by you in Section 1.3 of this Agreement, and made by the Company or by the Parent and contained in this Agreement or in any certificate or other instrument executed and delivered by the Company or the Parent, as the case may be, pursuant to this Agreement in connection with the Closing, will be considered to have been relied upon by you (if made by the Company or the Parent) or the Company (if made by you), will be deemed made on and as of the Closing Date and will survive the delivery to you of the Bonds and the payment by you of the purchase price, regardless of any investigation made by or on behalf of you or the Company, as the case may be. All statements in any such certificate or instrument made by the Company or the Parent will constitute warranties and representations by the Person executing such certificate or instrument.

        Section 8.5.    Successors and Assigns.    This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of Bonds, and will be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

        Section 8.6.    Duplicate Originals; Execution In Counterparts.    Two or more duplicate originals of this Agreement may be signed by the parties, each of which will be an original but all of which together will constitute one and the same instrument. This Agreement may be executed in one or more counterparts and will be effective when at least one counterpart has been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto will constitute one duplicate original.

        Section 8.7.    Construction—Representations and Warranties.    The Parent is entering into this Agreement for the sole purpose of providing the representations and warranties set forth in Sections 2.4(a), 2.5, 2.12(a) and (b), and, to the extent such representations and warranties relate to the Parent, Section 2.10 and Section 2.15, and the Parent shall not be liable in connection with any other Sections of this Agreement other than Section 8.4 as it relates to the above-referenced sections.

        Section 8.8.    Incorporation by Reference.    All exhibits and annexes attached to this Agreement are hereby incorporated into and made a part of this Agreement by this reference.

        If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.

Very truly yours,

SUBURBAN WATER SYSTEMS, a California corporation
By	By
Title:	Title:

        The undersigned hereby joins in the foregoing Agreement for the sole purpose described in Section 8.7 and to provide the representations and warranties which are ascribed to Southwest Water Company by the provisions of Section 2 and such section.

SOUTHWEST WATER COMPANY, a Delaware corporation
By	By
Title:	Title:

Agreed to and Accepted:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
By
Title:

EXHIBIT A
(to Bond Purchase Agreement)

FORM OF FIRST MORTGAGE BOND, SERIES D 5.64%, DUE OCTOBER 1, 2024

SUBURBAN WATER SYSTEMS
FIRST MORTGAGE BOND

Series D 5.64%, due October 1, 2024

$	No.
PPN No.

        SUBURBAN WATER SYSTEMS, a corporation organized under the laws of the State of California (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                        , or registered assigns, on October 1, 2024, the sum of                         ($                        ) (or so much thereof as shall not have been paid upon prior redemption) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the later of the initial issuance of the series of Bonds of which this Bond is a part, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on the first day of each April and October in each year commencing on the first Interest Payment Date next succeeding the date of this Bond until the principal amount thereof will be due and payable; provided that interest on any overdue principal, overdue Redemption Price, and (to the extent permitted by applicable law) overdue installments of interest, shall accrue at a rate equal to the lesser of (a) the highest rate allowed by applicable law, or (b) 6.64% per annum. In no event shall the interest payable on this Bond (including any interest on overdue interest or any overdue Redemption Price) exceed the maximum amount which the Holder hereof may legally collect under the then applicable usury law. In the event that it is hereinafter determined by a court of competent jurisdiction that the interest payable under this Bond (including any interest on overdue interest or any overdue Redemption Price) is in excess of the amount which the Holder hereof may legally collect under the then applicable usury law, then (i) all interest actually paid (including any interest on overdue interest or any overdue Redemption Price) in excess of the maximum amount legally collectible by such Holder shall be applied to the payment of principal of this Bond or, if all principal shall previously have been paid, promptly repaid by such Holder to the Company and (ii) interest on this Bond (including any interest on overdue interest or any overdue Redemption Price) subsequent to the date of such determination shall be reduced to the maximum amount which it is determined that the Holder may collect under the then applicable usury law.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person (the "Registered Holder") in whose name this Bond (or one or more Predecessor Bonds, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth (15th) day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof being given to Bondholders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of this series shall be listed, if any, and upon such notice as shall be required by such exchange, all as more fully provided in said Indenture.

        The principal, Make-Whole Amount, if any, and the Redemption Price of, and the interest on, this Bond shall be payable by the method and at the address specified for the Registered Holder hereof in

Annex 1 to the Bond Purchase Agreement described below or by such other method or at such other address as the Registered Holder hereof shall have specified to the Company in writing. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        If any payment due on, or with respect to, this Bond shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall not be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable only to the Interest Payment Date.

        This Bond is one of a duly authorized issue of Bonds of the Company designated as its "First Mortgage Bonds" (herein called the "Bonds"), issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust, dated October 1, 1986, between the Company and U.S. Bank National Association (herein called the "Trustee," which term includes any successor Trustee), as Trustee, as amended and supplemented by (i) that certain First Amendment and Supplement to Indenture of Mortgage dated October 1, 1986, dated as of February 7, 1990, (ii) that certain Second Amendment and Supplement to Indenture of Mortgage Dated October 1, 1986, dated as of January 24, 1992, (iii) that certain Third Amendment and Supplement to Indenture of Mortgage Dated October 1, 1986, dated as of October 9, 1996, and (iv) that certain Fourth Amendment and Supplement to Indenture of Mortgage Dated as of October 1, 1986, dated as of October 19, 2004 between the Company and the Trustee (such Indenture of Mortgage and Deed of Trust, as so amended to and including the date hereof, being herein called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Holders of the Bonds, the Trustee and the Company and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Bond is issued under and pursuant to the terms and provisions of the separate Bond Purchase Agreements dated as of October 19, 2004 among the Company, Southwest Water Company and each Purchaser named therein. Capitalized terms not otherwise defined herein are defined as provided in the Indenture.

        As provided in the Indenture, the Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of the series specified in its title.

        This Bond is subject to redemption in whole, at any time, and in part, from time to time, before its maturity in the following events and in the manner provided in Article V and Section 18.03 of the Indenture:

          (1)   at any time after issuance, at the option of the Company evidenced by a Board Resolution at a Redemption Price equal to 100% of the principal amount of this Bond to be redeemed, together with the Make-Whole Amount, if any, and interest accrued to the Redemption Date, and on a Redemption Date specified by the Company as provided in Section 5.02 of the Indenture; and

          (2)   from moneys received by the Trustee as a result of a casualty or condemnation, the proceeds of which equal or exceed $15,000,000, at a Redemption Price equal to 100% of the principal amount of this Bond to be redeemed, together with interest accrued to the Redemption Date, and on a Redemption Date that is the first date for which notice of redemption can be given by the Trustee as provided in Article V of the Indenture.

        It is provided in the Indenture Bonds of this series that the aggregate principal amount of any required or optional partial redemption of the Series D Bonds be allocated in units of $1,000 or multiples thereof on a pro rata basis among the holders of Series D Bonds and that upon any partial redemption of any such Bond the same shall, except as otherwise permitted by the Indenture, be surrendered in exchange for one or more new Bonds in authorized form for the unredeemed portion of principal. Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

        If an Event of Default, as defined in the Indenture, shall occur, the principal of the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture whereupon all principal, accrued interest and the Make-Whole Amount, if any, shall be due and payable.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bonds under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Bonds of each series at the time Outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of Bonds at the time Outstanding on behalf of the Holders of all the Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

        No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, this Bond is transferable on the Bond Register of the Company, upon surrender of this Bond for transfer at the office or agency of the Company in Los Angeles, California, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by the Registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of the same series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Bonds of this series are issuable only as registered Bonds without coupons in denominations of $1,000 or any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any transfer or exchange hereinbefore referred to, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed under its corporate seal.

Dated:
SUBURBAN WATER SYSTEMS
[SEAL]
By:
Attest:

        This is one of the Bonds of the series designated herein referred to in the within-mentioned indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	Authorized Officer	Dated:

EXHIBIT B1
(to Bond Purchase Agreement)

COMPANY COUNSEL'S CLOSING OPINION

EXHIBIT B2
(to Bond Purchase Agreement)

COMPANY PUC COUNSEL'S CLOSING OPINION

EXHIBIT B3
(to Bond Purchase Agreement)

TRUSTEE COUNSEL'S CLOSING OPINION

EXHIBIT B4
(to Bond Purchase Agreement)

PURCHASER COUNSEL'S CLOSING OPINION

EXHIBIT C1
(to Bond Purchase Agreement)

SUBURBAN WATER SYSTEMS
CERTIFICATE OF OFFICERS

        We, [                        ] and [                        ], each hereby certify that we are, respectively, the [                        ] and the [                        ] of SUBURBAN WATER SYSTEMS (the "Company"), a California corporation, and that, as such, we are authorized to execute and deliver this Certificate in the name of and on behalf of the Company, and hereby further certify as follows.

        1.     This certificate is being delivered pursuant to Section 3.4(a) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of October 19, 2004, among the Company, Southwest Water Company, a Delaware corporation, and Teachers Insurance and Annuity Association of America (the "Purchaser"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

        2.     The warranties and representations made by the Company contained in Section 2 of the Bond Purchase Agreement are true in all material respects on the date hereof.

        3.     Neither the Company nor the Subsidiary has taken any action or permitted any condition to exist that would constitute a Default or Event of Default.

        4.     The Company has performed and complied with all agreements and conditions contained in the Bond Purchase Agreement that are required to be performed or complied with by the Company before or at the date hereof.

        5.     [                        ] is, on and as of the date hereof, and at all times subsequent to [                        ,    ], has been, the duly elected, qualified and acting Secretary of the Company, and the signature appearing on the Certificate of Secretary dated the date hereof and delivered to the Purchaser contemporaneously herewith is his genuine signature.

        IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company as of on                        , 2004.

SUBURBAN WATER SYSTEMS
By	Name: Title:
By	Name: Title:

C1-2

EXHIBIT C2
(to Bond Purchase Agreement)

SOUTHWEST WATER COMPANY
CERTIFICATE OF OFFICERS

        We, [                        ] and [                        ] each hereby certify that we are, respectively, the [                        ] and the [                        ] of SOUTHWEST WATER COMPANY ("Southwest"), a Delaware corporation, and that, as such, we are authorized to execute and deliver this Certificate in the name and on behalf of Southwest, and hereby certify as follows.

          1.     This certificate is being delivered pursuant to Section 3.4(b) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of October 19, 2004, among Suburban Water Systems, a California corporation, Southwest, and Teachers Insurance and Annuity Association of America (the "Purchaser").

          2.     The warranties and representations made by Southwest contained in Section 2 of the Bond Purchase Agreement are true in all material respects.

          3.     [                        ] is, on and as of the date hereof, the duly elected, qualified and acting Secretary of Southwest, and the signature appearing on the Certificate of Secretary of Southwest dated the date hereof and delivered to the Purchaser contemporaneously herewith is his genuine signature.

        IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of Southwest as of                        , 2004.

SOUTHWEST WATER COMPANY
By	Name: Title:
By	Name: Title:

EXHIBIT D1
(to Bond Purchase Agreement)

SUBURBAN WATER SYSTEMS
CERTIFICATE OF SECRETARY

        I, [                        ], hereby certify that I am the duly elected, qualified and acting Secretary of SUBURBAN WATER SYSTEMS, a California corporation (the "Company"); that, as such, I have access to its corporate records and am familiar with the matters herein certified; that I am authorized to execute and deliver this Certificate in the name and on behalf of the Company; and hereby further certify as follows.

        1.     This certificate is being delivered pursuant to Section 3.4(c) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of October 19, 2004, among the Company, Southwest Water Company, a Delaware corporation, and Teachers Insurance and Annuity Association of America (the "Purchaser"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

        2,     Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on                        , 2004, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

        3.     The documents listed below were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto and said documents as executed are substantially on the terms submitted to and approved by the Board of Directors of the Company as aforementioned:

          (a)   the Bond Purchase Agreement;

          (b)   the Series D Bonds; and

          (c)   the Fourth Supplemental Indenture.

        4.     Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of the Company as in full force and effect on and as of the date hereof, which bylaws were last amended by the Board of Directors of the Company on, and have been in full effect in said form at all times from and after [                        ,            ] to and including the date hereof, without modification or amendment in any respect.

        5.     Each of the following named persons is on and as of the date hereof, and at all times subsequent to [                        ] has been a duty elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his name:

NAME	OFFICE	SIGNATURE

        6.     The signature appearing opposite the name of each such person set forth above is his genuine signature.

        7.     Attached hereto as Attachment C is a true, accurate and complete copy of the Certificate of Incorporation of the Company, together with all amendments thereto, as currently in effect There have been no amendments or supplements to or restatements of the Certificate of Incorporation of the Company since [                        ,            ].

        8.     The seal set forth beside my name below is the true corporate seal of the Company.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company as of                        , 2004.

SUBURBAN WATER SYSTEMS
[Corporate Seal]	Secretary

D1-2

ATTACHMENT A

RESOLUTIONS OF THE BOARD OF DIRECTORS
SUBURBAN WATER SYSTEMS

[To be supplied by the Company].

ATTACHMENT B

BYLAWS OF THE COMPANY

[To be supplied by Company].

ATTACHMENT C

CERTIFICATE OF INCORPORATION OF THE COMPANY

[To be supplied by Company].

EXHIBIT D2
(to Bond Purchase Agreement)

SOUTHWEST WATER COMPANY
CERTIFICATE OF SECRETARY

        I, [                        ], hereby certify that I am the duly elected, qualified and acting Secretary of SOUTHWEST WATER COMPANY, a Delaware corporation ("Southwest"); that, as such, I have access to its corporate records and am familiar with the matters herein certified; that I am authorized to execute and deliver this Certificate in the name and on behalf of Southwest; and hereby further certify as follows.

        1.     This certificate is being delivered pursuant to Section 3.4(d) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of October 19, 2004, among Suburban Water Systems, a California corporation, Southwest and Teachers Insurance and Annuity Association of America (the "Purchaser"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

        2.     Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on                        , 2004, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors. Southwest has executed and delivered, for the purpose of making certain representations, the Bond Purchase Agreement pursuant to and in accordance with such resolutions.

        3.     Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of Southwest as in full force and effect on and as of the date hereof, which bylaws were last amended by the Board of Directors of Southwest on, and have been in full effect in said form at all times from and after [                        ,            ] to and including the date hereof, without modification or amendment in any respect.

        4.     Each of the following named persons is on and as of the date hereof a duly elected, qualified and acting officer of Southwest holding the office or offices set forth below opposite his name:

NAME	OFFICE	SIGNATURE

        5.     The signature appearing opposite the name of each such person set forth above is his genuine signature.

        6.     Attached hereto as Attachment C is a true, accurate and complete copy of the Certificate of Incorporation of Southwest, together with all amendments thereto, as currently in effect. There have been no amendments or supplements to or restatements of the Certificate of Incorporation of Southwest since [                        ,            ].

        7.     The seal set forth beside my name below is the true corporate seal of Southwest.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of Southwest as of                        , 2004.

SOUTHWEST WATER COMPANY
[Corporate Seal]	Secretary

ATTACHMENT A

RESOLUTIONS OF THE BOARD OF DIRECTORS
SOUTHWEST WATER COMPANY

[To by supplied by the Parent].

Attachment B

BYLAWS OF SOUTHWEST WATER COMPANY

[To be supplied by the Parent]

ATTACHMENT C

CERTIFICATE OF INCORPORATION OF SOUTHWEST WATER COMPANY

[To be supplied by the Parent]

EXHIBIT E
(to Bond Purchase Agreement)

FORM OF FOURTH SUPPLEMENTAL INDENTURE

RECORDING REQUESTED BY, AND
WHEN RECORDED, MAIL TO:

Sosi Biricik
Latham & Watkins LLP
600 West Broadway, Suite 1800
San Diego, California 92101-3375

INSTRUCTIONS TO COUNTY RECORDER:

Index this instrument as an
Amendment to Mortgage.

SUBURBAN WATER SYSTEMS

TO

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

FOURTH AMENDMENT AND SUPPLEMENT TO
INDENTURE OF MORTGAGE DATED OCTOBER 1, 1986

[This instrument is an amendment to an Indenture which is a mortgage of both real and personal property, including chattels, and also constitutes, among other things, a security agreement creating a security interest in personal property. Such Indenture contains after-acquired property provisions.]

        THIS FOURTH AMENDMENT AND SUPPLEMENT TO INDENTURE OF MORTGAGE AND DEED OF TRUST DATED OCTOBER 1, 1986 (the "Fourth Amendment"), is made and entered into as of October 19, 2004, by and between SUBURBAN WATER SYSTEMS, a California corporation formerly known as Southwest Suburban Water (herein, the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (herein, the "Trustee"), with respect to the following:

RECITALS:

        A.    The Company executed and delivered that certain Indenture of Mortgage and Deed of Trust dated October 1, 1986 (the "Original Indenture") to Security Pacific National Bank, a national banking association, predecessor to Bank of America NT & SA, predecessor trustee to U.S. Bank Trust National Association (originally named First Trust of California, National Association), predecessor to the Trustee. The Original Indenture was recorded on November 17, 1986, as Instrument No. 86-1574184 in the Official Records of the County of Los Angeles, State of California, and was recorded on November 17, 1986, as Instrument No. 86-563570 in the Official Records of the County of Orange, State of California.

        B.    The Original Indenture was amended pursuant to that certain First Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated October 1, 1986 (the "First Amendment"), dated as of February 7, 1990, and recorded on April 12, 1990, as Instrument No. 90-694089 in the Official Records of the County of Los Angeles, State of California, and was recorded on May 8, 1990, as Instrument No. 90-241742 in the Official Records of the County of Orange, State of California and further amended pursuant to that certain Second Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated October 1, 1986 (the "Second Amendment"), dated as of January 24, 1992, and recorded on February 14, 1992, as Instrument No. 92-260829 in the Official Records of the County of Los Angeles, State of California, and was recorded on February 14, 1992, as Instrument No. 92-091620 in the official records of the County of Orange, State of California and further amended pursuant to that certain Third Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated October 1, 1986 (the "Third Amendment"), dated as of October 9, 1996, and recorded on October 18, 1996, as Instrument No. 96-1696870 in the Official Records of the County of Los Angeles, State of California, and was recorded on October 18, 1996, as Instrument No. 19960531190 in the official records of the County of Orange, State of California. The Original Indenture, as amended and supplemented by the First Amendment, the Second Amendment and the Third Amendment, is hereinafter referred to as the "Existing Indenture," and the Existing Indenture as amended and supplemented by this Fourth Amendment is hereinafter referred to as the "Indenture."

        C.    The Company has requested that the Trustee enter into this Fourth Amendment setting forth the terms and conditions of the issuance of certain Bonds in the aggregate principal amount of $15,000,000, which Bonds shall be issued as "Series D" under and pursuant to the Indenture.

        D.    The Company has duly authorized the creation, execution and delivery of the Series D Bonds, and all things have been done which are necessary to make the Series D Bonds, when executed by the Company and authenticated and delivered by the Trustee under the Indenture and duly issued by the Company, the valid and binding obligations of the Company, and to constitute the Indenture a valid mortgage and deed of trust and a security agreement and contract for the security of the Bonds (including, without limitation, the Series D Bonds), in accordance with the terms of the Bonds and the Indenture. In addition, all other instruments and actions required pursuant to law and pursuant to the requirements of the Existing Indenture for the Trustee to execute and deliver this Fourth Amendment have been duly delivered or taken.

AMENDMENT

        IN CONSIDERATION of the foregoing recitals and pursuant to the authority granted under Section 13.01 of the Indenture [Supplemental Indentures Without Consent of Bondholders], the Company and the Trustee agree that the Existing Indenture shall be amended in the following respects:

1.    DEFINITIONS.

        All terms used in this Fourth Amendment with initial capital letters and not defined herein shall have the meanings given in the Existing Indenture.

2.    ORIGINAL ISSUANCE OF SERIES D BONDS.

        There is hereby added to the Existing Indenture a new Article, to be entitled Article XVIII and which shall read in its entirety as follows:

"ARTICLE XVIII
TERM AND ISSUE OF SERIES D BONDS

        Section 18.01.    Specific Title, Terms and Forms.    There shall be a fourth series of Bonds entitled "First Mortgage Bonds, Series D 5.64%, Due October 1, 2024" (herein called the "Series D Bonds"). The forms thereof shall be substantially as set forth in Article II with such insertions, omissions, substitutions and variations as, may be determined by the officers executing the same as evidenced by their execution thereof to reflect the applicable terms of the Series D Bonds established by this Article. The precise form of Series D Bonds shall be as set forth in an exhibit to the Bond Purchase Agreement (the "Purchase Agreement") dated as of October 19, 2004 between the Company and the Purchaser named therein pursuant to which the Series D Bonds are sold and the Trustee is authorized to refer to such Purchase Agreement when any Series D Bonds are presented to the Trustee for authentication.

        The Maturity of the Series D Bonds shall be October 1, 2024 and the aggregate principal amount thereof which may be authenticated and delivered and Outstanding is limited to $15,000,000.

        The Series D Bonds may be issued only as registered Bonds in denominations of $1,000 and any multiple thereof. The Series D Bonds shall bear interest from the later of the initial issuance of the Series D Bonds or the most recent Interest Payment Date to which interest has been paid or duly provided for. The Series D Bonds shall bear interest payable semi-annually on April 1 and October 1 of each year (the Interest Payment Dates of the Series D Bonds), at the rate of 5.64% per annum until the principal thereof shall be paid or duly provided for; provided that interest on any overdue principal, overdue Redemption Price, and (to the extent permitted by applicable law) overdue interest, shall accrue at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) 6.64% per annum. Interest shall be computed on the basis of a 360 day year of twelve 30 day months. In no event shall the interest payable on any Series D Bonds (including any interest on overdue interest or any overdue Redemption Price) exceed the maximum amount which the Holder thereof may legally collect under the then applicable usury law. In the event that it is hereafter determined by a court of competent jurisdiction that the interest payable under any Series D Bond (including any interest on any overdue Redemption Price or overdue interest) is in excess of the amount which the Holder thereof may legally collect under the then applicable usury law, then (i) all interest actually paid (including any interest on any overdue interest or overdue Redemption Price) in excess of the maximum amount legally collectible by such Holder shall be applied to the payment of principal of such Series D Bond or, if all principal shall previously have been paid, promptly repaid by such Holder to the Company, and (ii) interest on such Series D Bond (including any interest on overdue interest or any overdue Redemption Price) subsequent to the date of such determination shall be reduced to the maximum amount which it is determined that the Holder may collect under the then applicable usury law.

2

        Notwithstanding the provisions of Section 5.05 [Deposit of Redemption Price] or other provisions in the Indenture to the contrary, the principal or the Redemption Price of, and any applicable accrued and unpaid interest on, the Series D Bonds shall be payable by depositing such amounts, before 12:00 noon, New York time on the Redemption Date or Maturity date, as the case may be, by federal funds bank wire transfer, in the account of each Bondholder of the Series D Bonds in any bank in the United States as may be designated in a written notice to the Company by such Bondholder, or in such other manner as may be directed, or to such other address in the United States as may be designated, in writing by such Bondholder. The address on Annex 1 to the Purchase Agreement with respect to the initial purchaser of the Series D Bonds shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to direct payments to such purchaser as aforesaid. With regard to any Series D Bond, the bank designated pursuant to this paragraph with respect to such Series D Bond shall be the Place of Payment in respect of such Series D Bond.

        The Regular Record Date referred to in Section 2.10 [Payment of Interest on Bonds; Interest Rights Preserved] for the payment of the interest payable on the Series D Bonds, and punctually paid or duly provided for, on any Interest Payment Date shall be the 15th day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

        If any payment due on, or with respect to, any Series D Bonds shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall not be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable only to the Interest Payment Date.

        Section 18.02.    Exchangeability.    Subject to Section 2.08 [Registration, Transfer and Exchange], all Series D Bonds shall be fully interchangeable, and, upon surrender at the office or agency of the Company which the Company maintains pursuant to Section 6.02 [Maintenance of Office or Agency] shall be exchangeable for other Series D Bonds of a different authorized denomination or denominations, as requested by the Holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, Series D Bonds whenever the same are required for any such exchange.

        Section 18.03.    Redemption.

        A.    The Series D Bonds are subject to redemption, in whole or in part, before their Maturity in the following events and in the manner provided in Article V [Redemption of Bonds]:

  (1)
  at any time after issuance, at the option of the Company evidenced by a Board Resolution, in an amount not less than 5% of the aggregate principal amount of the Series D Bonds Outstanding in the case of a partial redemption, at a Redemption Price equal to 100% of the principal amount of the Series D Bonds to be redeemed, together with the Make-Whole Amount at such time (as shall be calculated by the Company which calculations shall be set forth in an Officers' Certificate delivered to each Holder of Series D Bonds and to the Trustee two (2) Business Days prior to the Redemption Date) and interest accrued and unpaid to the Redemption Date, on a Redemption Date specified by the Company in compliance with Section 5.02 [Election to Redeem; Notice to Trustee]; and

  (2)
  from moneys received by the Trustee as a result of a major casualty or condemnation as provided in Articles VII [Possession and Release of Property] and VIII [Application of Trust Moneys], at a Redemption Price equal to 100% of the principal amount of Bonds to be redeemed, together with interest accrued and unpaid to the Redemption Date, and on a Redemption Date that is the first date for which notice of redemption can be given by the Trustee as provided in Article V [Redemption of Bonds]. For purposes of this Section 18.03 a

3

    "major" casualty or condemnation is one in which either or both of (i) the compensation for, or proceeds of sale of, any part of the Trust Estate Taken by Eminent Domain, or (ii) the proceeds of insurance upon any part of the Trust Estate, is equal to or greater than $15,000,000.

        B.    Notwithstanding the last sentence of the first paragraph of Section. 5.04 [Notice of Redemption] and the first sentence of the second paragraph of Section 1.04 [Notices to Bondholders; Waiver], the giving of notice of redemption to each Holder of a Series D Bond, as provided in Section 5.04, shall be a condition precedent to the Company's right to redeem Series D Bonds in accordance with the foregoing clauses A(l) and A(2) of this Section 18.03. Any notice of redemption to any Holder of Series D Bonds for a redemption pursuant to clause A(1) of this Section 18.03 shall be accompanied by an Officers' Certificate as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of such redemption) setting forth the details of such computation.

        C.    Notwithstanding the provisions of Section 5.03 [Selection by Trustee of Bonds to Be Redeemed], if there is more than one Holder of the Series D Bonds, the aggregate principal amount of each required or optional partial redemption of the Series D Bonds shall be allocated in units of $1,000 or multiples thereof among the Holders of the Series D Bonds at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Series D Bonds then Outstanding held by each such Holder of Series D Bonds, with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion.

        D.    Notwithstanding the second sentence of Section 5.06 [Bonds Payable on Redemption Date] or the provisions of Section 5.07 [Bonds Redeemed in Part], no Holder of any Series D Bond shall be required to surrender such Bond to any Person, or to file, or cause to be filed, with the Trustee any agreement or certificate required by Section 5.07, prior to receiving any payment thereon or in respect thereof; provided, however, that upon payment of the principal or Redemption Price in full, and accrued and unpaid interest on and all other amounts in respect of such Series D Bond, the Holder thereof shall promptly thereafter surrender such Series D Bond to the Company. Any such Series D Bond so surrendered shall be cancelled and shall not be reissued, and no new Series D Bond shall be issued in lieu of such surrendered Series D Bond.

        E.    The Series D Bonds may be redeemed from Trust Moneys, as provided in Section 8.04 [Retirement of Bonds], including from moneys received by the Trustee as a result of casualty or condemnation, as provided in Articles VII [Possession and release of Property] and VIII [Application of Trust Moneys], but only at the time, in the manner and at the Redemption Price specified in clauses (A)(1) and (A)(2) of this Section 18.03. If the Series D Bonds shall be redeemed under Section 18.03A(2), then said Series D Bonds shall be redeemed pro rata with the Series A Bonds, Series B Bonds, the Series C Bonds and any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 18.03A(2), in proportion, as nearly as practicable, to the respective unpaid principal amounts of all such Bonds Outstanding on the Redemption Date.

        Section 18.04.    Payment of Optional Redemption Price.    If the giving of notice of optional redemption shall have been completed as required in Article V [Redemption of Bonds], the Series D Bonds or portions of such Series D Bonds specified in such notice shall become due and payable on the Redemption Date at the applicable Redemption Price set forth in Section 18.03. On and after the Redemption Date (unless the Company shall default in the payment of such Bonds on the Redemption Date) interest on the Series D Bonds or the portions of the Series D Bonds so called for redemption shall cease to accrue.

        If any Holder of any Series D Bond which is redeemed in part only shall present such Bond to the Company, the Company shall execute and the Trustee shall authenticate and deliver to such Holder, at

4

the expense of the Company, a new Series D Bond or Bonds in aggregate principal amount equal to the unredeemed portion of the Series D Bond so presented.

        Section 18.05.    Authentication and Delivery.    Upon the execution and delivery of this Fourth Amendment, the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate, the Series D Bonds and deliver them to the purchasers thereof as instructed by the Company.

        Prior to the delivery by the Trustee of the Series D Bonds there shall be filed with the Trustee original executed counterparts of this Fourth Amendment, the Purchase Agreement, the Title Policies or commitments for issuance thereof and evidence of recording of this Fourth Amendment in the land records of Los Angeles and Orange Counties, California."

3.    CERTAIN AMENDMENTS TO DEFINITIONS.

        (a)    Make-Whole Amount Definitions.    Section 1.01 [Definitions] of the Existing Indenture is hereby amended by adding the following definition of Make-Whole Amount for the Series D Bonds and the following related definitions:

          "Make-Whole Amount" means, with respect to any Series D Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Series D Bond, the principal of such Bond that is to be redeemed pursuant to Section 18.03 [Redemption] or has become or is declared to be immediately due and payable pursuant to Section 9.02 [Acceleration of Maturity; Recission and Annulment], as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Series D Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series D Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Series D Bond, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets Commodities News for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Life.

5

          "Remaining Life" means, with respect to any Called Principal of any Series D Bond, the number of years (calculated to the nearest one-twelfth year) from the Settlement Date to the maturity of the Series D Bonds.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series D Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series D Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this provision.

          "Settlement Date" means, with respect to the Called Principal of any Series D Bond, the date on which such Called Principal is to be redeemed pursuant to Section 18.03 [Redemption] or Section 9.02 [Acceleration of Maturity; Recission and Annulment], as the context requires.

        (b)    Definition of Place of Payment.    The definition of "Place of Payment" added to Section 1.01 [Definitions] of the Original Indenture by the Third Amendment is hereby amended to read, in its entirety, as follows:

          "Place of Payment" means, (a) when used with respect to the Series A Bonds (except as provided in clause (e) below), the place for payment of the principal and interest upon the Series A Bonds designated in Section 3.01; (b) when used with respect to the Series B Bonds (except as provided in clause (e) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series B Bonds designated in Section 16.01; (c) when used with respect to the Series C Bonds (except as provided in clause (e) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series C Bonds designated in Section 17.01; (d) when used with respect to the Series D Bonds (except as provided in clause (e) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series D Bonds designated in Section 18.01; and (e) with respect to any exchange of Series A Bonds pursuant to Section 3.02 [Exchangeability], with respect to any exchange of Series B Bonds pursuant to Section 16.02 [Exchangeability], with respect to any exchange of Series C Bonds pursuant to Section 17.02 [Exchangeability], with respect to any exchange or surrender for redemption of Series D Bonds pursuant to Section 18.02 [Exchangeability] and with respect to Bonds of any other series means a city or any political subdivision thereof in which the Company is by this Indenture required to maintain an office or agency pursuant to Section 6.02 [Maintenance of Office or Agency].

        (c)    Section 6.02.    Maintenance of Office or Agency.    The first two sentences of Section 6.02 [Maintenance of Office or Agency] of the Indenture are hereby amended to read as follows:

          "The Company will maintain an office or agency in the vicinity of Los Angeles, California where Bonds may be presented or surrendered for payment, where Bonds entitled to be registered, transferred, exchanged or converted may be presented or surrendered for registration, transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served. The address of the Company's office or agency is One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017 and the Company agrees to give prompt written notice to the Trustee and each Bondholder of any change in the location of such office or agency."

4.    REPLACEMENT OF MUTILATED, DESTROYED, LOST AND STOLEN BONDS.

        The proviso in lines 5 through 7 of the first paragraph of Section 2.09 [Mutilated, Destroyed, Lost and Stolen Bonds] of the Existing Indenture is hereby amended to add thereto the words "or Series D Bond" immediately after the words "Series C Bond."

6

5.    NOTICE OF REDEMPTION OF SERIES A BONDS.

        Section 3.03E of the Original Indenture, as previously amended and restated by the Third Amendment, is hereby amended and restated to read, in its entirety, as follows:

          "E.    The Series A Bonds may be redeemed from Trust Moneys, as provided in Section 8.04 [Retirement of Bonds], or from moneys received by the Trustee as a result of casualty or condemnation, as provided in Articles VII [Possession and Release of Property] and VIII [Application of Trust Moneys], but only at the time, in the manner and at the Redemption Price specified in clauses (A)(1) and (3) of this Section 3.03. If the Series A Bonds, or any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 3.03A(3), shall be redeemed under Section 3.03A(3), then said Series A Bonds shall be redeemed pro rata with the Series B Bonds, the Series C Bonds, the Series D Bonds and any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 3.03A(3) in proportion, as nearly as practicable, to the respective unpaid principal amounts of all such Bonds Outstanding on the Redemption Date."

6.    BONDABLE CAPACITY.

        (a)    Definition of Bondable Capacity.    The definition of Bondable Capacity appearing in Section 4.02A of the Existing Indenture is hereby amended and restated to read, in its entirety, as follows:

          "Bondable Capacity" means a dollar amount, calculated as of the date of certification of Bondable Capacity, equal to (a) the sum of:

              (i)  the Adjusted Amount of Bondable Property; plus

             (ii)  the Amount of Property Additions not previously included in any Summary Certificate of Bondable Capacity; less

            (iii)  the amount of Retirements not previously included in any Summary Certificate of Bondable Capacity less the sum of the credits specified in Section 4.02B(2)(c) and (e) against such Retirements; less

            (iv)  the sum of the withdrawals and releases specified in Section 4.02B(2)(d) and not previously included in any Summary Certificate of Bondable Capacity; less

             (v)  $3,250,000;

    less (b) 150% of the aggregate principal amount of any Bonds Outstanding as of the date of such certification, and less (c) the outstanding principal amount of any Prior Lien Obligations.

        (b)    Certificate of Bondable Capacity.    Clause 2 of Section 4.02B [Requested Use of Bondable Capacity] is hereby amended as follows:

            (i)  Subclauses (c) through (i), inclusive, appearing therein are hereby amended and restated in their entirety to read as follows:

            "(c) The aggregate amount (Item 3(a) in the Summary Certificate of Bondable Property) of all Retirements during the period from the date to which Retirements had been included in Item 3(a) of the most recent Summary theretofore filed with the Trustee (or the Cut-Off Date in the case of the second such Certificate) to the later of (i) a date not earlier than the 90th day before the date of the related Application and (ii) the terminal date in the period specified pursuant to Subclause (b) above.

7

            The credits (Item 3(b) in the Summary Certificate of Bondable Capacity) against Retirements, which shall equal, subject to the provisions of the last sentence of Subclause (e) below, the sum of the following:

                (i)  the excess of credits against Retirements carried forward from the most recent Certificate, as provided in the last sentence of Subclause (e) below;

               (ii)  the aggregate amount of cash and purchase money and governmental obligations delivered to the Trustee and Bondable Capacity certified to the Trustee for use as a basis for releases under Section 7.02 [Releases] during the period covered by Subclause (c) above; and

              (iii)  all insurance moneys received by the Trustee pursuant hereto or paid to a trustee, mortgagee or other holder under a Prior Lien during the period covered by Subclause (c) above on account of the damage, loss or destruction of any Bondable Property.

            (d)   The withdrawals and releases (Item 5 in the Summary Certificate of Bondable Capacity) shall equal the sum of the following actions applied for after the Cut-Off Date through the date of such Certificate (excluding the action applied for in such Certificate) and not included as a deduction in Item 5 of any previous Summary Certificate of Bondable Capacity: (i) 100% of any Deposited Cash withdrawn under Section 4.05 [Withdrawal of Deposited Cash], (ii) 100% of any Trust Moneys withdrawn under Section 8.02 [Withdrawal of Basis of Bondable Capacity] and (iii) 100% of any Bondable Property used as a basis for the release of any of the Trust Estate under Section 7.02 [Releases].

            (e)   The new Adjusted Amount of Bondable Property (Item 6 in the Summary Certificate of Bondable Capacity) which shall be determined by subtracting the sum of (i) the net amount of Retirements (Item 4) plus (ii) withdrawals and releases (Item 5) from the sum of Items 1 and 2. The net amount of Retirements (Item 4) shall be determined by deducting the credits shown pursuant to Subclause (c) above (Item 3(b)) from the aggregate amount of Retirements shown pursuant to Subclause (c) above (Item 3(a)). If in any case the credits against Retirements exceed the aggregate amount of Retirements shown pursuant to Subclause (c) above (Item 3(a)), the net amount of Retirements for the purpose of this Subclause shall be deemed to be zero, but such excess of credits against Retirements may be carried forward and used as a credit against Retirements in the next Certificate.

            (f)    The gross Bondable Capacity (Item 7 in the Summary Certificate of Bondable Capacity) is the new Adjusted Amount of Bondable Property shown pursuant to Subclause (e) above (Item 6).

            (g)   150% of the aggregate principal amount of Bonds Outstanding and the principal amount of outstanding Prior Lien Obligations (Items 8 and 9 of the Summary Certificate of Bondable Capacity) as of the date of the Certificate.

            (h)   The net Bondable Capacity shall be derived by subtracting the sum of Items 8 and 9 from gross Bondable Capacity (Item 7). Net Bondable Capacity shall not be less than one of the following amounts which shall be specified in Item 11 of the Summary Certificate of Bondable Capacity:

                (i)  150% of the aggregate principal amount of any additional Bonds whose authentication and delivery are then being applied for under this Section, or

               (ii)  100% of the following applicable amount then being applied for under this Section: (x) the amount of any Deposited Cash then being withdrawn under Section 4.05 [Withdrawal of Deposited Cash], (y) the amount of Trust Moneys then being withdrawn

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      under Section 8.02 [Withdrawal on the Basis of Bondable Capacity] and (z) any Bondable Property which is then being used as a basis for a release under Section 7.02 [Releases].

              (i)  The net Bondable Capacity remaining after the action applied for (Item 12) shall be derived by subtracting from the net Bondable Capacity specified in Item 10, 150% of the amount of the action applied for specified in Subclause (h)(i) above, or (ii) 100% of the amount of the action applied for specified in Subclause (h)(ii), whichever shall be applicable."

             (ii)  The form of Summary Certificate of Bondable Capacity appearing therein is hereby amended and restated in its entirety to read as follows:

*****************************************

SUMMARY CERTIFICATE OF BONDABLE CAPACITY

No.

        The undersigned hereby certify that the following is a true summary of the Certificate:

Start with:

1.	The Adjusted Amount of Bondable Property listed in Item 6 of the next previous Certificate (Certificate No.)		$
Then take the new gross Property Additions as shown in Item 2 below:
2.
	Amount of additional Property Additions now certified, being the Amount of all or some Property Additions in the period from through (none of which has been certified in any previous Certificate of Bondable Capacity)		$
Then determine the deduction for Retirements by deducting Item 3(b) below from Item 3(a) below to produce item 4:
3.	Net Retirements are determined as follows:
	3(a).	The aggregate amount of all Retirements occurring in the period from through (none of which has been certified in any previous Certificate of Bondable Capacity)	$
	3(b).	The sum of the credits against such Retirements (amounts greater than item 3(a) may be carried forward to next Certificate)	$
4.	The net amount of Retirements to be deducted (not less than zero)		$
Then determine the amount of withdrawals and releases not previously deducted:
5.
	The sum of the following withdrawals and releases applied for after the Cut-off Date and through the date of this Certificate (but not including the action applied for herein) (none of which has been included in this item 5 of any previous Certificate of Bondable Property): (i) 100% of the amount of any Deposited Cash withdrawn under Section 4.05 [Withdrawal of Deposited Cash], (ii) 100% of any Trust Moneys withdrawn under Section 8.02 [Withdrawal on Basis of Bondable Capacity] and (iii) 100% of any Bondable Property used as a basis for the release of any of the Trust Estate under Section 7.02 [Releases]		$
Then determine the new Adjusted Amount of Bondable Property now being certified by deducting the sum of items 4 and 5 from the sum of items 1 and 2 to produce item 6:
6.	New Adjusted Amount of Bondable Property now being certified		$

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Item 6 is the new gross Bondable Capacity and should be entered as item 7:
7.	Gross Bondable Capacity	$
Deduct the sum of Items 8 and 9 from Item 7 to produce Item 10:
8.	150% of the aggregate principal amount of Bonds Outstanding	$
9.	Principal amount of Prior Lien Obligations	$
10.	Net Bondable Capacity available for the action applied for	$
Deduct Item 11 from Item 10 to produce Item 12:
11.
	Amount of the action applied for: (a) 150% of the aggregate principal amount of the Bonds to be issued or (b) 100% of the following amount then being applied for: (i) the withdrawal of Deposited Cash under Section 4.05, (ii) withdrawal of Trust Moneys under Section 8.02, or (iii) using Bondable Property as the basis for the release of any of the Trust Estate under Section 7.02	$
12.	Net Bondable Capacity remaining after subtracting the amount in Item 11 from Item 10	$
13.	Principal amount of Bonds available to be issued (2/3 of Item 12)	$
Dated: , .
(Title)
(Title)
(Engineer)
(Accountant)

**************************************************

7.    LEGAL OPINIONS.

        (a)    Section 4.01C Opinion.    The opinion required by Clause C of Section 4.01 is hereby amended by changing the period at the end of Subclause (5) to a semicolon and adding the following proviso to said Clause C:

    "; provided, that the opinion in Subclause C(3) may be satisfied by an Officers' Certificate addressed to the Trustee and signed also by an Engineer certifying as to the matters set forth therein and made in reliance upon Title Policies, UCC searches and any certificates, opinions and other documents deemed appropriate by the signers of such Officers' Certificate."

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        (b)    Section 4.02B(6) Opinion.    The opinion required by Subclause B(6) of Section 4.02 is hereby amended by changing the period at the end of Subclause B(6)(e) to a semicolon and adding the following proviso to said Subclause B(6):

    "; provided that (i) the opinions in Subclause B(6)(a) and (b) and (ii) the opinion in Subclause B(6)(d) with respect to the Indenture being a lien on specific Property Additions and being free and clear from Prior Liens (collectively the "Real Estate Opinions") may be satisfied by an Officers' Certificate addressed to the Trustee and signed also by an Engineer certifying as to the matters set forth in such Real Estate Opinions and made in reliance upon Title Policies, UCC searches and any certificates, opinions and other documents deemed appropriate by the signers of such Officers' Certificate."

        (c)    Section 6.05A Opinion.    The opinion required by Clause A of Section 6.05 is hereby amended by restating the parenthetical in Clause A which permits the opinion to be rendered in reliance on one or more policies of title insurance to read as follows:

    "... (which opinion may be rendered in reliance on one or more policies of title insurance or on being informed by a title insurance company issuing any such policy and on UCC Searches)..."

8.     COVENANTS.

        In consideration of and in connection with the issuance of the Series D Bonds, the Company makes the following additional covenants in favor of the Series D Bondholders (but not the Series A Bondholders, the Series B Bondholders, the Series C Bondholders or the Bondholders of any subsequent series of Bonds, if any):

          (a)    Dividend Covenant.    Section 6.14 [Payment of Dividends] of the Existing Indenture is hereby amended by adding the following to the end of the first paragraph thereof:

            "In addition to the foregoing, for so long as any of the Series D Bonds are Outstanding the Company will not declare or make or incur any liability to make any Distribution in respect of the common stock of the Company if, immediately after giving effect to the proposed Distribution, the aggregate amount of Distributions in respect of its common stock made during the period subsequent to December 31, 2003 would exceed: the sum of (a) $24,077,000, plus (b) 95% of the aggregate Net Income (or 100% of Net Income if Net Income shall be a deficit) accrued subsequent to December 31, 2003."

          (b)    Financial Reports to Series D Bondholders.    Article VI [Covenants] of the Existing Indenture is hereby amended by adding thereto a new Section, to be entitled Section 6.17 and to read in its entirety as follows:

            "Section 6.17. Financial Reports to Series D Bondholders.    For so long as any of the Series D Bonds are Outstanding, the Company shall furnish to each of the Series D Bondholders at their addresses for notices pursuant to Section 1.04 [Notices to Bondholders; Waiver] all financial statements and information, notices, reports and other information required pursuant to, and otherwise comply with each of, the provisions of Section 4.1 (together with any successor provision, and as such provision or successor provision may be amended from time to time), of the Purchase Agreement pursuant to which the Series D Bonds were originally sold, which provisions are incorporated by reference herein, mutatis mutandis, with the same effect as if set forth herein."

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9.     POWERS EXERCISABLE NOTWITHSTANDING DEFAULT.

        (a)    Section 7.04.    Section 7.04 [Powers Exercisable Notwithstanding Default] of the Original Indenture, as previously amended and restated by the Third Amendment, is hereby amended to read, in its entirety, as follows:

          "While in possession of all or substantially all of the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee), the Company may exercise the powers conferred upon it in the Sections of this Article even though it is prohibited from doing so while a Default exists as provided therein, if (i) the Holders of not less than 66 2/3% in principal amount of each of the following series of Bonds then Outstanding: the Series A Bonds, the Series B Bonds, the Series C Bonds and the Series D Bonds, and (ii) the Holders of not less than 66 2/3% in principal amount of all other Bonds then Outstanding (as a group), in each case by Act of such Bondholders, shall consent to such action, in which event none of the instruments required to be furnished to the Trustee under any of such Sections as a condition to the exercise of such powers need state that no Default exists as provided therein."

        (b)    Section 8.07.    Section 8.07 [Powers Exercisable Notwithstanding Default] of the Original Indenture, as previously amended and restated by the Third Amendment, is hereby amended to read, in its entirety, as follows:

          "While in possession of all or substantially all of the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee), the Company may do any of the things enumerated in Sections 8.02 [Withdrawal on Basis of Bondable Capacity] to 8.06 [Amounts under $100,000], inclusive, which it is prohibited from doing while a Default exists as provided therein, if (i) the Holders of not less than 66 2/3% in principal amount of each of the following series of Bonds then Outstanding: the Series A Bonds, the Series B Bonds, the Series C Bonds and the Series D Bonds and (ii) the Holders of not less than 66 2/3% in principal amount of all other Bonds then Outstanding (as a group), in each case by Act of such Bondholders, shall consent to such action, in which event any Certificate filed under any of said Sections shall omit any statement to the effect that no Default exists as provided thereunder."

10.   EVENTS OF DEFAULT.

        Section 9.01 [Events of Default] of the Existing Indenture is hereby amended by adding thereto a new subsection 9.01 E, to read in its entirety as follows:

          "E.    "Event of Default" with respect to the Series D Bonds only means any one of the events specified in clause A of this Section 9.01 or any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1)   Principal or Premium Payments—the Company fails to make any payment of principal or Make-Whole Amount on any Series D Bond when such payment is due;

            (2)   Interest Payments—the Company fails to make any payment of interest on any Series D Bond within 5 days after the date such payment is due;

            (3)   Particular Covenant Defaults—the Company fails to perform or observe any covenant contained in Section 6.06, Section 6.09, Section 6.14, the last sentence of Section 6.12 or Article XII;

            (4)   Other Defaults—the Company fails to comply with any other provision of this Indenture or the Purchase Agreement pursuant to which the Series D Bonds were sold, and

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    such failure continues for more than 30 days after such failure shall first become known to any officer of the Company;

            (5)   Warranties or Representations—any warranty or representation by the Company or by Southwest Water Company, a Delaware corporation, contained in this Indenture, the Purchase Agreement pursuant to which the Series D Bonds were sold or in any instrument or certificate furnished by the Company in compliance with this Indenture or the Purchase Agreement pursuant to which the Series D Bonds were sold is false or incorrect in any material respect on the date as of which made;

            (6)   Default on Indebtedness—the Company fails to make any payment due on any indebtedness for borrowed money (including, without limitation, Bonds of any other series) in an amount aggregating in excess of $1,000,000, or any event shall occur or any conditions shall exist in respect of any such indebtedness of the Company, or under any agreement securing or relating to such indebtedness, the effect of which is (i) to cause (or permit any Holder of such indebtedness or a trustee to cause) such indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment or (ii) to permit a trustee to elect a majority of the directors on the Board of Directors of the Company; and

            (7)   Undischarged Final Judgments—a final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Company and any one of such judgments has been outstanding for more than thirty (30) days from the date of its entry and has not been discharged in full or stayed."

11.   CONDEMNATION OF ENTIRE TRUST ESTATE.

        The parenthetical phrase in lines 5 and 6 of Section 8.10 [Condemnation of Entire Trust Estate] of the Original Indenture is hereby amended and restated in its entirety to read as follows:

    "(other than the Series A Bonds, which shall only be redeemable pursuant to Section 3.03 [Redemption], the Series B Bonds, which shall only be redeemable pursuant to Section 16.03 [Redemption], the Series C Bonds, which shall only be redeemable pursuant to Section 17.03 [Redemption] and the Series D Bonds, which shall only be redeemable pursuant to Section 18.03 [Redemption])"

12.   INCIDENTS OF SALE.

        Section 9.05A [Incidents of Sale] of the Existing Indenture is hereby amended and restated to read, in its entirety, as follows:

          "A.    the principal, the Make-Whole Amount or other premium, if any, and accrued interest on all Outstanding Secured Bonds, if not previously due, shall at once become and be immediately due and payable;"

13.   NOTICE OF DEFAULTS.

        The proviso set forth in lines 7 through 14 of Section 10.02 [Notice of Defaults] of the Original Indenture is hereby amended to add the words "or Series D Bonds" immediately after the words "Series B Bonds or Series C Bonds." The proviso set forth in the last four lines of Section 10.02 [Notice of Defaults] of the Original Indenture is hereby amended and restated to read in its entirety as follows:

    "PROVIDED, FURTHER, that in the case of any Default with respect to the Series A Bonds, Series B Bonds, Series C Bonds or Series D Bonds, the Trustee shall give written

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    notice thereof to the Holders of, respectively, the Series A Bonds, Series B Bonds, Series C Bonds and Series D Bonds, as their names and addresses appear in the Bond Register, promptly after the Trustee has actual knowledge of such Default."

14.   SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS.

        The proviso in lines 4 through 7 of the second to last paragraph of Section 13.02 [Supplemental Indentures with the Consent of Bondholders] of the Original Indenture is hereby amended and restated in its entirety to read as follows:

    "; PROVIDED, HOWEVER, that the Trustee shall not at any time make any such determination with respect to the Series A Bonds, Series B Bonds, Series C Bonds or Series D Bonds, respectively, without the prior written consent of the Holders of a majority in principal amount of, respectively, the Series A Bonds, Series B Bonds, Series C Bonds or Series D Bonds, as the case may be, Outstanding at such time."

15.   EFFECTIVE DATE.

        As used herein, the Effective Date of this Fourth Amendment shall be that date upon which an executed and acknowledged counterpart of this Fourth Amendment is recorded in the Offices of the County Recorders of Los Angeles and Orange Counties, California.

16.   INDENTURE IN EFFECT.

        The Company and the Trustee agree and acknowledge that the Existing Indenture, as amended and supplemented by this Fourth Amendment, remains in full force and effect in accordance with its terms.

17.   COMPANY COVENANT TO PAY TRUSTEE FEES.

        By its signature hereto, the Company covenants and agrees to pay the reasonable fees and costs of the Trustee incurred or charged in connection with the review and execution of this Fourth Amendment and all other instruments described in Recital D to this Fourth Amendment.

18.   COUNTERPARTS AND INCLUSIONS IN INDENTURE.

        This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Upon recordation of this Fourth Amendment in the Offices of the County Recorders of Los Angeles and Orange Counties, California, this Fourth Amendment shall be and become a part of the Indenture and shall be construed as a part thereof. By its signature hereto, the Trustee authorizes the Company to record executed and acknowledged counterparts of this Fourth Amendment in the Offices of the County Recorders of Los Angeles and Orange Counties, California.

19.   SEPARABILITY CLAUSE.

        In case any provision in this Fourth Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, and of the other provisions of the Indenture, shall not in any way be affected or impaired thereby.

20.   GOVERNING LAW.

        THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

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        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated October 1, 1986, to be duly executed, with the Company's corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

SUBURBAN WATER SYSTEMS, Mortgagor
(SEAL)	By	Title:
	By	Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee Mortgagee
	By	Authorized Officer

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STATE OF CALIFORNIA	)
) SS.
COUNTY OF	)

        On                , 2004, before me,                        , Notary Public, personally appeared                        personally known to me (or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

(SEAL)
Notary Public

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STATE OF CALIFORNIA	)
) SS.
COUNTY OF	)

        On                , 2004, before me,                        , Notary Public, personally appeared                        personally known to me (or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

(SEAL)	Notary Public

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QuickLinks

  Exhibit 4.5
EXHIBIT A (to Bond Purchase Agreement)
SUBURBAN WATER SYSTEMS FIRST MORTGAGE BOND Series D 5.64%, due October 1, 2024
EXHIBIT B1 (to Bond Purchase Agreement)
COMPANY COUNSEL'S CLOSING OPINION
EXHIBIT B2 (to Bond Purchase Agreement)
COMPANY PUC COUNSEL'S CLOSING OPINION
EXHIBIT B3 (to Bond Purchase Agreement)
TRUSTEE COUNSEL'S CLOSING OPINION
EXHIBIT B4 (to Bond Purchase Agreement)
PURCHASER COUNSEL'S CLOSING OPINION
EXHIBIT C1 (to Bond Purchase Agreement)
SUBURBAN WATER SYSTEMS CERTIFICATE OF OFFICERS
EXHIBIT C2 (to Bond Purchase Agreement)
SOUTHWEST WATER COMPANY CERTIFICATE OF OFFICERS
EXHIBIT D1 (to Bond Purchase Agreement)
SUBURBAN WATER SYSTEMS CERTIFICATE OF SECRETARY
ATTACHMENT A
RESOLUTIONS OF THE BOARD OF DIRECTORS SUBURBAN WATER SYSTEMS
ATTACHMENT B
BYLAWS OF THE COMPANY
ATTACHMENT C
CERTIFICATE OF INCORPORATION OF THE COMPANY
EXHIBIT D2 (to Bond Purchase Agreement)
SOUTHWEST WATER COMPANY CERTIFICATE OF SECRETARY
ATTACHMENT A
RESOLUTIONS OF THE BOARD OF DIRECTORS SOUTHWEST WATER COMPANY
Attachment B
BYLAWS OF SOUTHWEST WATER COMPANY
ATTACHMENT C
CERTIFICATE OF INCORPORATION OF SOUTHWEST WATER COMPANY
EXHIBIT E (to Bond Purchase Agreement)
FORM OF FOURTH SUPPLEMENTAL INDENTURE